Exhibit 99.1

Federated Hermes, Inc. Reports First Quarter 2020 Earnings

•	Q1 2020 EPS of $0.63 compared to $0.54 for Q1 2019

•	Managed assets reach a record $605.8 billion

•	Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., April 30, 2020) — Federated Hermes, Inc. (NYSE: FHI), a leading global investment manager, today reported earnings per diluted share (EPS) of $0.63 for Q1 2020, compared to $0.54 for the same quarter last year, on net income of $64.2 million for Q1 2020, compared to $54.5 million for Q1 2019.
Federated Hermes' total managed assets were a record $605.8 billion at March 31, 2020, up $120.9 billion or 25% from $484.9 billion at March 31, 2019 and up $29.9 billion or 5% from $575.9 billion at Dec. 31, 2019. Total average managed assets for Q1 2020 were $580.2 billion, up $104.8 billion or 22% from $475.4 billion reported for Q1 2019 and up $30.1 billion or 5% from $550.1 billion reported for Q4 2019.
"As the coronavirus challenges the world, we are inspired by the front-line health care workers and others who are leading the fight against it as well as the sacrifices made by many to help reduce the virus’ spread," said J. Christopher Donahue, president and chief executive officer. "We also are thankful for the resiliency of our employees, who have adapted company operations while more than 95% of them successfully work remotely. They are simultaneously managing a variety of complications, from the isolation of social distancing to challenges such as educating their children at home—all while continuing to meet our clients' needs and providing excellent customer service."
"In the first quarter, Federated Hermes saw interest in our Kaufmann growth strategies, which invest in companies seeking to capitalize on innovation," Donahue said. "Investors seeking haven from volatile markets turned to our liquidity strategies, while we also experienced net sales in various long-term strategies, including Hermes global equity and SDG engagement funds, the Federated Government Ultrashort Duration Fund and the Federated Prudent Bear Fund."
Federated Hermes' board of directors declared a quarterly dividend of $0.27 per share. The dividend is payable on May 15, 2020 to shareholders of record as of May 11, 2020. During Q1 2020, Federated Hermes purchased 714,251 shares of Federated Hermes class B common stock for $16.0 million.
Equity assets were $68.2 billion at March 31, 2020, down $12.0 billion or 15% from $80.2 billion at March 31, 2019 and down $20.8 billion or 23% from $89.0 billion at Dec. 31, 2019. The decreases largely resulted from declines in the market value of investments from the impact of the coronavirus. Top-selling equity funds during Q1 2020 on a net basis were Federated Kaufmann Small Cap Fund, Hermes Global Emerging Markets Fund, Hermes SDG Engagement Equity Fund, Hermes Global Equity ESG Fund and Federated Kaufmann Large Cap Fund.
Fixed-income assets were $64.7 billion at March 31, 2020, up $0.6 billion or 1% from $64.1 billion at March 31, 2019 and down $4.3 billion or 6% from $69.0 billion at Dec. 31, 2019. Top-selling fixed-income funds during Q1 2020 on a net basis were Federated Government Ultrashort Duration Fund, Capital Preservation Fund, Hermes SDG Engagement High Yield Credit Fund, Federated Short-Intermediate Total Return Bond Fund and Federated Total Return Government Bond Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes Reports Q1 2020 Earnings	Page 2 of 10

Money market assets were a record $451.3 billion at March 31, 2020, up $132.9 billion or 42% from $318.4 billion at March 31, 2019 and up $55.8 billion or 14% from $395.5 billion at Dec. 31, 2019. Money market fund assets were $336.1 billion at March 31, 2020, up $121.3 billion or 56% from $214.8 billion at March 31, 2019 and up $49.5 billion or 17% from $286.6 billion at Dec. 31, 2019.
Financial Summary
Q1 2020 vs. Q1 2019
Revenue increased $52.1 million or 17% primarily due to higher average money market and equity assets.
During Q1 2020, Federated Hermes derived 56% of its revenue from long-term assets (38% from equity assets, 13% from fixed-income assets and 5% from alternative/private markets and multi-asset), 43% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $30.3 million or 13% primarily due to an increase in distribution expenses associated with higher average money market fund assets.
Nonoperating income (expenses), net decreased $8.7 million due to a decrease in the market value of investments, which declined primarily due to the coronavirus' impact on the markets. This decrease was partially offset by a gain from a fair value adjustment to the equity investment of a previously nonconsolidated entity.
Q1 2020 vs. Q4 2019
Revenue increased $1.2 million primarily due to higher average money market assets.
Operating expenses increased $11.2 million or 4% primarily due to an increase in compensation and related expenses as well as distribution expenses associated with higher average money market fund assets.
Nonoperating income (expenses), net decreased $15.9 million due to a decrease in the market value of investments, which declined primarily due to the coronavirus' impact on the markets. This decrease was partially offset by a gain from a fair value adjustment to the equity investment of a previously nonconsolidated entity.
Federated Hermes' level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated Hermes' business activity levels and financial results. Risk factors and uncertainties that can influence Federated Hermes' financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on May 1, 2020. Investors are invited to listen to the earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. To listen online, go to the Investor Relations section and the Analyst Information tab of FederatedHermes.com at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on May 1, 2020. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 33971. The online replay will be available via FederatedHermes.com for one year.
Federated Hermes, Inc. is a leading global investment manager with $605.8 billion in assets under management as of March 31, 2020. Our investment solutions span 163 equity, fixed-income, alternative/private markets, multi-asset and liquidity management

Federated Hermes Reports Q1 2020 Earnings	Page 3 of 10

strategies, and a range of separately managed account strategies. Providing comprehensive investment management to more than 11,000 institutions and intermediaries, our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes' more than 1,900 employees include those in New York, Boston, London and several other offices worldwide.
Federated Hermes ranks in the top 6% of equity fund managers in the industry, the top 7% of money market fund managers and the top 11% of fixed-income fund managers1. Federated Hermes also ranks as the 13th-largest SMA manager2. Information regarding Hermes is available at Hermes-Investment.com. An analyst presentation that includes information about Hermes also is available. For more information, visit FederatedHermes.com.
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1) Strategic Insight, March 30, 2020. Based on assets under management in open-end funds.
2) Money Management Institute/Cerulli, Q4 2019.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE, each a registered investment adviser.
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows and mix, and the coronavirus and efforts to combat it, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, sustain product demand, asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

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Federated Hermes Reports Q1 2020 Earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q1 2019 to Q1 2020	Quarter Ended	% Change Q4 2019 to Q1 2020
	March 31, 2020	March 31, 2019		Dec. 31, 2019
Revenue
Investment advisory fees, net	$240,660	$211,199	14%	$243,631	(1)%
Administrative service fees, net—affiliates	72,199	54,135	33	69,568	4
Other service fees, net	46,324	41,716	11	44,826	3
Total Revenue	359,183	307,050	17	358,025	0

Operating Expenses
Compensation and related	115,335	111,216	4	111,436	3
Distribution	96,160	77,632	24	92,950	3
Systems and communications	14,896	12,794	16	14,731	1
Professional service fees	13,268	10,486	27	12,269	8
Office and occupancy	11,771	11,362	4	11,643	1
Advertising and promotional	4,995	4,190	19	4,785	4
Travel and related	3,159	3,848	(18)	4,180	(24)
Other	6,855	4,633	48	3,240	112
Total Operating Expenses	266,439	236,161	13	255,234	4
Operating Income	92,744	70,889	31	102,791	(10)

Nonoperating Income (Expenses)
Investment income (loss), net	(14,451)	2,709	NM	4,737	(405)
Debt expense	(931)	(1,400)	(34)	(1,066)	(13)
Other, net	8,345	324	NM	5,209	60
Total Nonoperating Income (Expenses), net	(7,037)	1,633	NM	8,880	(179)
Income before income taxes	85,707	72,522	18	111,671	(23)
Income tax provision	22,442	17,911	25	26,582	(16)
Net income including the noncontrolling interests in subsidiaries	63,265	54,611	16	85,089	(26)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(913)	65	NM	2,982	(131)
Net Income	$64,178	$54,546	18%	$82,107	(22)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$0.63	$0.54	17%	$0.81	(22)%
Weighted-Average Shares Outstanding
Basic	97,345	96,994		97,403
Diluted	97,345	96,995		97,403
Dividends Declared Per Share	$0.27	$0.27		$0.27
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $2.4 million, $2.1 million and $2.9 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended March 31, 2020, March 31, 2019 and Dec. 31, 2019, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Hermes Reports Q1 2020 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	March 31, 2020	Dec. 31, 2019
Assets
Cash and other investments	$381,010	$340,635
Other current assets	123,103	120,649
Intangible assets, net, including goodwill	1,248,553	1,220,762
Other long-term assets	173,243	198,085
Total Assets	$1,925,909	$1,880,131

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$187,226	$230,713
Long-term debt	195,000	100,000
Other long-term liabilities	301,489	296,052
Redeemable noncontrolling interests	199,261	212,086
Equity excluding treasury stock	1,323,778	1,322,312
Treasury stock	(280,845)	(281,032)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,925,909	$1,880,131

Federated Hermes Reports Q1 2020 Earnings	Page 6 of 10

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended
	March 31, 2020	Dec. 31, 2019	March 31, 2019
Equity
Beginning assets	$89,011	$80,750	$72,497
Sales[1]	6,080	5,092	5,136
Redemptions[1]	(7,842)	(5,080)	(5,926)
Net sales (redemptions)[1]	(1,762)	12	(790)
Net exchanges	(37)	(12)	13
Acquisitions/(dispositions)	(71)	2,244	0
Impact of foreign exchange[2]	(768)	667	(122)
Market gains and (losses)[3]	(18,134)	5,350	8,647
Ending assets	$68,239	$89,011	$80,245

Fixed Income
Beginning assets	$69,023	$65,824	$63,158
Sales[1]	7,687	6,010	5,416
Redemptions[1]	(9,398)	(4,603)	(6,341)
Net sales (redemptions)[1]	(1,711)	1,407	(925)
Net exchanges	(115)	6	(33)
Acquisitions/(dispositions)	(1)	450	0
Impact of foreign exchange[2]	(155)	184	8
Market gains and (losses)[3]	(2,326)	1,152	1,899
Ending assets	$64,715	$69,023	$64,107

Alternative/Private Markets[4]
Beginning assets	$18,102	$17,156	$18,318
Sales[1]	888	426	313
Redemptions[1]	(582)	(486)	(858)
Net sales (redemptions)[1]	306	(60)	(545)
Net exchanges	2	(1)	(2)
Acquisitions/(dispositions)	452	0	0
Impact of foreign exchange[2]	(1,121)	1,302	387
Market gains and (losses)[3]	320	(295)	(304)
Ending assets	$18,061	$18,102	$17,854

Multi-asset
Beginning assets	$4,199	$4,140	$4,093
Sales[1]	98	85	104
Redemptions[1]	(235)	(206)	(241)
Net sales (redemptions)[1]	(137)	(121)	(137)
Net exchanges	(14)	(4)	2
Acquisitions/(dispositions)	0	11	0
Market gains and (losses)[3]	(554)	173	301
Ending assets	$3,494	$4,199	$4,259

Total Long-term Assets[4]
Beginning assets	$180,335	$167,870	$158,066
Sales[1]	14,753	11,613	10,969
Redemptions[1]	(18,057)	(10,375)	(13,366)
Net sales (redemptions)[1]	(3,304)	1,238	(2,397)
Net exchanges	(164)	(11)	(20)
Acquisitions/(dispositions)	380	2,705	0
Impact of foreign exchange[2]	(2,044)	2,153	273
Market gains and (losses)[3]	(20,694)	6,380	10,543
Ending assets	$154,509	$180,335	$166,465
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

4)
Ending assets includes $8.2 billion and $8.1 billion at Dec. 31, 2019 and March 31, 2019, respectively, of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes’ acquisition of the remaining equity interests in Hermes GPE LLP that are not held by Hermes Fund Managers Limited.

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Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	March 31, 2020
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$48,112	$40,899	$44,223	$24,800	$11,389	$6,713	$4,000	$199	$107,724	$72,611
Sales	4,392	1,688	6,272	1,415	624	264	73	25	11,361	3,392
Redemptions	(4,802)	(3,040)	(8,132)	(1,266)	(441)	(141)	(229)	(6)	(13,604)	(4,453)
Net sales (redemptions)	(410)	(1,352)	(1,860)	149	183	123	(156)	19	(2,243)	(1,061)
Net exchanges	(31)	(6)	(115)	0	2	0	(14)	0	(158)	(6)
Acquisitions/(dispositions)	0	(71)	0	(1)	0	452	0	0	0	380
Impact of foreign exchange[2]	(344)	(424)	(141)	(14)	(679)	(442)	0	0	(1,164)	(880)
Market gains and (losses)[3]	(10,372)	(7,762)	(1,506)	(820)	470	(150)	(500)	(54)	(11,908)	(8,786)
Ending assets	$36,955	$31,284	$40,601	$24,114	$11,365	$6,696	$3,330	$164	$92,251	$62,258

1)
Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

3)	Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

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Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended
	March 31, 2020	Dec. 31, 2019	March 31, 2019
Total Fund Assets[1]
Beginning assets	$107,724	$99,682	$92,359
Sales	11,361	8,165	7,922
Redemptions	(13,604)	(7,296)	(8,351)
Net sales (redemptions)	(2,243)	869	(429)
Net exchanges	(158)	69	5
Acquisitions/(dispositions)	0	2,652	0
Impact of foreign exchange[2]	(1,164)	1,364	248
Market gains and (losses)[3]	(11,908)	3,088	6,299
Ending assets	$92,251	$107,724	$98,482

Total Separate Account Assets[4]
Beginning assets	$72,611	$68,188	$65,707
Sales[5]	3,392	3,448	3,047
Redemptions[5]	(4,453)	(3,079)	(5,015)
Net sales (redemptions)[5]	(1,061)	369	(1,968)
Net exchanges	(6)	(80)	(25)
Acquisitions/(dispositions)	380	53	0
Impact of foreign exchange[2]	(880)	789	25
Market gains and (losses)[3]	(8,786)	3,292	4,244
Ending assets	$62,258	$72,611	$67,983

Total Long-term Assets[1,4]
Beginning assets	$180,335	$167,870	$158,066
Sales[5]	14,753	11,613	10,969
Redemptions[5]	(18,057)	(10,375)	(13,366)
Net sales (redemptions)[5]	(3,304)	1,238	(2,397)
Net exchanges	(164)	(11)	(20)
Acquisitions/(dispositions)	380	2,705	0
Impact of foreign exchange[2]	(2,044)	2,153	273
Market gains and (losses)[3]	(20,694)	6,380	10,543
Ending assets	$154,509	$180,335	$166,465

1)
Includes $8.2 billion and $8.1 billion at Dec. 31, 2019 and March 31, 2019, respectively, of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes’ acquisition of the remaining equity interests in Hermes GPE LLP that are not held by Hermes Fund Managers Limited.

2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
4) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.

5)	For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

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Unaudited Managed Assets (in millions)	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019
By Asset Class
Equity	$68,239	$89,011	$80,750	$81,999	$80,245
Fixed-income	64,715	69,023	65,824	65,052	64,107
Alternative / private markets[1]	18,061	18,102	17,156	17,917	17,854
Multi-asset	3,494	4,199	4,140	4,213	4,259
Total long-term assets	154,509	180,335	167,870	169,181	166,465
Money market	451,330	395,539	359,292	333,066	318,413
Total Managed Assets	$605,839	$575,874	$527,162	$502,247	$484,878

By Product Type
Funds:
Equity	$36,955	$48,112	$42,575	$43,443	$42,057
Fixed-income	40,601	44,223	42,329	42,084	41,189
Alternative / private markets[1]	11,365	11,389	10,826	11,400	11,164
Multi-asset	3,330	4,000	3,952	4,019	4,072
Total long-term assets	92,251	107,724	99,682	100,946	98,482
Money market	336,133	286,612	261,215	231,321	214,764
Total Fund Assets	$428,384	$394,336	$360,897	$332,267	$313,246
Separate Accounts:
Equity	$31,284	$40,899	$38,175	$38,556	$38,188
Fixed-income	24,114	24,800	23,495	22,968	22,918
Alternative / private markets	6,696	6,713	6,330	6,517	6,690
Multi-asset	164	199	188	194	187
Total long-term assets	62,258	72,611	68,188	68,235	67,983
Money market	115,197	108,927	98,077	101,745	103,649
Total Separate Account Assets	$177,455	$181,538	$166,265	$169,980	$171,632
Total Managed Assets	$605,839	$575,874	$527,162	$502,247	$484,878
1) Includes $8.2 billion, $8.0 billion, $8.4 billion and $8.1 billion at Dec. 31, 2019, Sept. 30, 2019, June 30, 2019 and March 31, 2019, respectively, of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes’ acquisition of the remaining equity interests in Hermes GPE LLP that are not held by Hermes Fund Managers Limited.

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Unaudited Average Managed Assets	Quarter Ended
(in millions)	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019
By Asset Class
Equity	$82,767	$84,448	$82,027	$80,819	$77,554
Fixed-income	69,068	67,602	65,074	64,913	64,167
Alternative / private markets[1]	17,983	17,838	17,407	17,772	18,311
Multi-asset	4,006	4,149	4,167	4,225	4,225
Total long-term assets	173,824	174,037	168,675	167,729	164,257
Money market	406,365	376,029	349,313	325,527	311,150
Total Avg. Managed Assets	$580,189	$550,066	$517,988	$493,256	$475,407

By Product Type
Funds:
Equity	$44,996	$44,984	$43,077	$42,571	$40,217
Fixed-income	44,017	43,304	41,958	41,652	41,095
Alternative / private markets[1]	11,143	11,283	11,035	11,146	11,545
Multi-asset	3,814	3,956	3,978	4,034	4,042
Total long-term assets	103,970	103,527	100,048	99,403	96,899
Money market	290,641	274,116	249,846	222,282	209,260
Total Avg. Fund Assets	$394,611	$377,643	$349,894	$321,685	$306,159
Separate Accounts:
Equity	$37,771	$39,464	$38,950	$38,248	$37,337
Fixed-income	25,051	24,298	23,116	23,261	23,072
Alternative / private markets	6,840	6,555	6,372	6,626	6,766
Multi-asset	192	193	189	191	183
Total long-term assets	69,854	70,510	68,627	68,326	67,358
Money market	115,724	101,913	99,467	103,245	101,890
Total Avg. Separate Account Assets	$185,578	$172,423	$168,094	$171,571	$169,248
Total Avg. Managed Assets	$580,189	$550,066	$517,988	$493,256	$475,407
1) The average balance includes $8.3 billion, $8.1 billion, $8.1 billion and $8.4 billion for the quarters ended Dec. 31, 2019, Sept. 30, 2019, June 30, 2019 and March 31, 2019 respectively, of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes’ acquisition of the remaining equity interests in Hermes GPE LLP that are not held by Hermes Fund Managers Limited.